WHOLE LOAN PURCHASE AGREEMENT

         Whole Loan Purchase Agreement (the "Agreement"), dated as of September 26, 2003 between ABN AMRO Mortgage Group, Inc. (the "Seller") and Washington Mutual Mortgage Securities Corp. (the "Purchaser").

         Subject to the terms and conditions of this Agreement, the Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans (the "Mortgage Loans") as described herein and as identified on the Mortgage Loan Schedule defined in Section 2 hereof. The Mortgage Loans will be purchased on a servicing released basis.

         Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

SECTION 1.        Purchase and Sale of the Mortgage Loans.

         (a) Pursuant to the terms hereof and upon satisfaction of the conditions set forth herein, the Seller agrees to sell and the Purchaser agrees to purchase, Mortgage Loans having the characteristics set forth in this Agreement and specifically identified on the Mortgage Loan Schedule, for the Purchase Price set forth below in Section 3(a) hereof and having an aggregate principal balance on and as of September l, 2003 (the "Cut-Off Date") of approximately $303,329,257 after deduction of principal payments due on or before the Cut-Off Date (which amount may vary plus or minus 5% thereof), or such other aggregate principal balance as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the Closing Date (as defined below).

         (b) Subject to mutual agreement between the Purchaser and the Seller, the closing for the purchase and sale of the Mortgage Loans shall take place on September 26, 2003 (the "Closing Date") at the office of Purchaser's counsel in New York, New York or such other place as the parties shall agree.

SECTION 2.        Mortgage Loan Schedule.

         Attached to this Agreement as Schedule 1 is a listing of the Mortgage Loans evidenced by promissory notes, mortgage notes or other evidence of indebtedness (the "Mortgage Notes") evidencing the indebtedness of one or more obligors (the "Mortgagor') and the related mortgages, deeds of trust or other instruments securing a Mortgage Loan (the "Mortgage") to be purchased by and delivered to the Purchaser on the Closing Date (as such may be amended prior to the Closing Date by mutual agreement of the parties) (the "Mortgage Loan Schedule"). The "Mortgage Loan Schedule" as of the Closing Date shall refer to the Mortgage Loan Schedule as delivered on the Cut-Off Date related to such Mortgage Loans to be purchased by or on behalf of the Purchaser pursuant to the terms of this Agreement. The Mortgage Loan Schedule shall contain as to each Mortgage Loan listed thereon, at a minimum, the Mortgage Loan information indicated on Schedule 2 hereto.




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SECTION 3.        Purchase Price.

         (a) In exchange for the Mortgage Loans, on the Closing Date, the Purchaser shall transfer to the Seller by wire transfer in immediately available funds the purchase price (the "Purchase Price") which is equal to * % multiplied by the principal balance thereof as of the Cut-Off Date plus any accrued and unpaid interest thereon from the Cut-Off Date to the Closing Date.

* Provided upon request by ABN AMRO Mortgage Corporation.

         (b) The Purchaser shall be entitled to all scheduled payments of principal and interest due with respect to the Mortgage Loans after the Cut-Off Date, and all other recoveries of principal and interest collected after the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date). The Seller shall be entitled to all scheduled payments of principal and interest due with respect to the Mortgage Loans on or before the Cut-Off Date, and all other recoveries of principal and interest collected on or before the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due after the Cut-Off Date). The principal balance of each Mortgage Loan as of the Cut-Off Date is determined after deduction of payments of principal due on or before the Cut-Off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a date due following the Cut-Off Date shall not be deducted from the principal balance as of the Cut-Off Date but such prepaid amounts shall belong to, and be promptly remitted by the Seller to, the Purchaser.

SECTION 4.        Examination of Mortgage Files.

         Prior to the Closing Date, the Seller will have made files for each Mortgage Loan, that consist at least of the documents listed on Schedule 3 attached hereto (with respect to each Mortgage Loan, a "Mortgage File", and collectively, the "Mortgage Files"), available to the Purchaser or its agents, for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. The Purchaser may purchase all or part of the Mortgage Loans with or without conducting any partial or complete examination. The fact that the Purchaser or its agents have conducted or have failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights under this Agreement, including, but not limited to, the rights to demand repurchase, substitution or other relief as provided in this Agreement.

SECTION 5.        Transfer of Mortgage Loans; Possession of Mortgage Files.

         (a) On the Closing Date, subject to the satisfaction of the terms and conditions hereof, the Seller shall sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Seller in and to the Mortgage Loans (including the servicing rights related thereto) and all proceeds thereof, wherever located, including without limitation, all amounts in respect of principal and interest received or receivable with respect to Mortgage Loan payments due after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), together with the proceeds of any related mortgage insurance policies. Such transfer shall be made directly to the Purchaser in accordance with


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the letter delivered to the Seller by the Purchaser attached hereto as Exhibit A
(the "Instruction Letter"). The Seller's records will accurately reflect the sale of each Mortgage Loan to the Purchaser.

         (b) The ownership of each Mortgage Loan (including the related servicing rights) and the related Mortgage Note, the Mortgage and the contents of the related Mortgage File shall be, upon satisfaction of subsection 3(a) hereof, vested in the Purchaser and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained by the Seller at the will and for the benefit of the Purchaser in a custodial capacity only. The Seller shall deliver to the Purchaser or its agent in accordance with the instructions set forth in Exhibit A, simultaneously with the execution and delivery of this Agreement or prior to the Closing Date, all of the documents pertaining to each Mortgage Loan.

         (c) The transfer of the Mortgage Loans as described herein shall be absolute and is intended by the parties to be a sale. In the event that a court deems the conveyance set forth herein not to constitute a sale, the Seller shall have granted to the Purchaser a first priority security interest in the Mortgage Loans and in the proceeds thereof of any kind or nature whatsoever, and in the proceeds of any related insurance policies, subject to the satisfaction or waiver of the conditions set forth in Section 11 hereof, and shall take, or shall cause to have been taken, all steps necessary prior to the Closing Date to perfect such security interest in the Purchaser.

SECTION 6.        Books and Records.

         On the Closing Date, following the sale of the Mortgage Loans to the Purchaser, title to each Mortgage and the related Mortgage Note shall be transferred to the Purchaser or its assignee in accordance with this Agreement. All rights arising out of the Mortgage Loans after the Cut-Off Date including, but not limited to, any and all funds received on or in connection with a Mortgage Loan and due after the Cut-Off Date shall be received and held by the Seller in a custodial capacity for the benefit of the Purchaser or its assignee as the owner of the Mortgage Loans in accordance herewith and shall be delivered or caused to be delivered by the Seller to the Purchaser or its assignee on or immediately following the Closing Date. Any funds received by the Seller, the Purchaser or the Servicer (as defined in the Pooling and Servicing Agreement, dated as of September 1, 2003, among U.S. Bank National Association, as Trustee (the, "Trustee"), Washington Mutual Mortgage Securities Corp. as Seller and Servicer (in such capacity, the "Seller" or the "Servicer") and ABN AMRO Mortgage Corporation as Depositor (the "Depositor")) after the Cut-Off Date but due prior to the Cut-Off Date shall remain the property of the Seller and shall be promptly remitted to the Seller.

SECTION 7.        Further Actions; Financing Statements.

         (a) The Seller hereby grants to the Purchaser, subject to the satisfaction or waiver of the conditions set forth in Section 11 hereof, the right, at the Purchaser's option, to file any or all such financing statements, amendments, continuation statements, assignments, certificates and other documents pursuant to the UCC and otherwise without its signature and hereby irrevocably appoints the Purchaser, subject to the satisfaction or waiver of the conditions set forth in Section 11 hereof, as its attorney-in-fact to execute, deliver and file any such financing statements, amendments,


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continuation statements, assignments, certificates and other documents in the
Seller's name and to perform all other acts which the Purchaser deems appropriate to perfect or to maintain the perfection of the security interest; and (ii) notify the Purchaser within five (5) days after the occurrence of any of the following: (A) any change in the Seller's corporate name or any trade name; (B) any change in the Seller's location of its chief executive office or principal place of business; and (C) any merger or consolidation or other change in Seller's identity or material change in its corporate structure.

SECTION 8.        Representations, Warranties and Agreements of Seller.

         (a) The Seller hereby represents and warrants to the Purchaser as of the Closing Date (or such other date as is specified in the related representation or warranty) as follows:

                  (i) The Seller has been duly created and is validly existing and in good standing as a corporation under the laws of the State of Delaware;

                  (ii) The execution and delivery of this Agreement by the Seller and its performance of and compliance with the terms of this Agreement will not violate the Seller's charter or by-laws and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller is a party or by which the Seller or to which any of the property or assets of the Seller is subject;

                  (iii) The Seller has all requisite corporate power, authority and capacity to enter into this Agreement and to perform the obligations required of it hereunder. This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, regardless of whether such enforcement is considered in a proceeding in equity or at law. No consent, approval, authorization or order of or registration with, or notice to, any governmental authority or court is required, under state or federal law prior to the execution, delivery, performance of or compliance by the Seller with this Agreement or the consummation by the Seller with any other transaction contemplated hereby;

                  (iv) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would affect its performance hereunder;

                  (v) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which would prohibit its entering into this Agreement or performing its obligations under this Agreement;



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                  (vi) The Seller is an approved conventional seller/servicer for FNMA or FHLMC in good standing;

                  (vii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in the State of Michigan;

                  (viii) With respect to each Mortgage Loan:

                           1) that the information set forth in the Mortgage
                  Loan Schedule appearing as an exhibit to this Agreement is true and correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

                           2) the Seller is the sole owner and holder of each
                  Mortgage Loan free and clear of all liens, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same and, upon the Seller's receipt of the Purchase Price, the Purchaser shall own and hold such Mortgage Loan free and clear of all liens, pledges, charges or security interests of any nature;

                           3) no payment of principal of or interest on or in
                  respect of any Mortgage Loan is 30 days or more past due from the Due Date of such payment;

                           4) to the best of the Seller's knowledge, as of the
                  date of the transfer of the Mortgage Loans to the Purchaser, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage;

                           5) there is no proceeding pending, or to the best of
                  the Seller's knowledge, threatened for the total or partial condemnation of any of the real property, together with any improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan (the "Mortgaged Property") and the Mortgaged Property is free of material damage and is in good repair and neither the Mortgaged Property nor any improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

                           6) that each Mortgage Loan complies in all material
                  respects with applicable state or federal laws, regulations and other requirements, pertaining to usury, equal credit opportunity, disclosure laws and all applicable anti-predatory laws, and each Mortgage Loan was not usurious at the time of origination;

                           7) to the best of the Seller's knowledge, all
                  insurance premiums, water, sewer and municipal charges, leasehold payments and ground rents previously due and owing with respect to each Mortgaged Property have been paid and all taxes and


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                  governmental assessments previously due and owing, and which may become a lien against the Mortgaged Property, with respect to the Mortgaged Property have been paid;

                           8) that each Mortgage Note and the related Mortgage
                  are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage; and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor;

                           9) that each Mortgage is a valid and enforceable
                  perfected first lien on the property securing the related Mortgage Note, and that each Mortgage Loan is covered by an ALTA mortgagee title insurance policy or other form of policy or insurance acceptable to FNMA or FHLMC, issued by, and is a valid and binding obligation of, a title insurer acceptable to FNMA or FHLMC insuring the originator, its successor and assigns, as to the lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan and (c) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage;

                           10) neither the Seller nor any prior holder of any
                  Mortgage or Mortgage Note has, except as the Mortgage File may reflect, impaired, waived, altered or modified the Mortgage or Mortgage Note in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Purchaser. The substance of any such waiver, alteration or modification has been approved by the issuer of any primary mortgage insurance policy covering the Mortgage Loan and title insurer, to the extent required by the policies, and its terms are reflected in the Mortgage Loan Schedule. No Mortgage has been satisfied, cancelled or subordinated in whole or in part; No Mortgaged Property has been released in whole or in part from the lien of the Mortgage; No instrument of release, cancellation, modification or satisfaction has been executed with respect to the Mortgage Loan;

                           11) that each Mortgaged Property consists of a fee
                  simple estate or condominium form of ownership in real property;



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                           12) the condominium projects that include the
                  condominiums that are the subject of any condominium loan are acceptable to FNMA or FHLMC;

                           13) no foreclosure action is threatened or has been
                  commenced with respect to the Mortgage Loan; and except for payment delinquencies not in excess of 30 days, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and, to the best of the Seller's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration;

                           14) that each Mortgage Loan was originated on FNMA or
                  FHLMC uniform instruments for the state in which the Mortgaged Property is located;

                           15) that based upon a representation by each
                  Mortgagor at the time of origination or assumption of the applicable Mortgage Loan, approximately 97.60% of the Mortgage Loans measured by principal balance were to be secured by owner-occupied residences and approximately 2.40% of the Mortgage Loans measured by principal balance were secured by owner-occupied second home residences;

                           16) that an appraisal of each Mortgaged Property was
                  conducted at the time of origination of the related Mortgage Loan, and that each such appraisal was conducted in accordance with FNMA or FHLMC criteria, on FNMA or FHLMC forms and comparables on at least three properties were obtained;

                           17) that no Mortgage Loan had a Loan-to-Value Ratio
                  at origination in excess of 95.00%;

                           18) the Mortgage Loans were not selected in a manner
                  to adversely affect the interests of the Purchaser and the Seller knows of no conditions which reasonably would cause it to expect any Mortgage Loan to become delinquent or otherwise lose value;

                           19) each Mortgage Loan was either (A) originated
                  directly by or closed in the name of either: (i) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority or (ii) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or (B) originated or underwritten by an entity employing underwriting standards consistent with the underwriting standards of an institution as described in subclause (A)(i) or (A)(ii) above;



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                           20) each Mortgage Loan is a "qualified mortgage"
                  within the meaning of Section 860G of the Internal Revenue Code of 1986, without regard to ss. 1.860 G-2(f) of the REMIC provisions or any similar rule;

                           21) that no Mortgage Loan permits negative
                  amortization or the deferral of accrued interest;

                           22) pursuant to the terms of the applicable Mortgage,
                  all buildings or other improvements upon each Mortgaged Property are insured by an insurer acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of FNMA or FHLMC. If upon origination of any Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. Each Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagors have been given an opportunity to choose the carrier of the required hazard insurance policy, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. Seller has not engaged in, and has no knowledge of the Mortgagor's or any subservicer s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller. All flood insurance and hazard insurance premiums have been paid when due;

                           23) each Mortgage Loan has been closed and the
                  proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off -site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing each Mortgage Loan and the recording of the related Mortgage were paid, and the


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                  applicable Mortgagor is not entitled to any refund of any
                  amounts paid or due under the Mortgage Note or Mortgage;

                           24) with respect to each Mortgage Loan with a
                  Loan-to-Value Ratio greater than 80%, the excess of the principal balance of such Mortgage Loan to the percentage of the appraised value thereof specified by FNMA is and will be insured as to payment defaults by a primary mortgage insurance policy issued by an insurer, and in a form, acceptable to FNMA or FHLMC. All provisions of such primary mortgage insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a primary mortgage insurance policy obligates the Mortgagor thereunder to maintain the primary mortgage insurance policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

                           25) to the best of the Seller's knowledge each
                  Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation;

                           26) all inspections, licenses and certificates
                  required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                           27) each Mortgage Loan has been properly serviced in
                  accordance with all applicable federal, state and local laws, the terms of the Mortgage, Mortgage Note and related Mortgage Loan documents and all applicable guidelines to any prior mortgagee. With respect to escrow deposits and escrow payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in accordance with law, and by Servicer's best estimate in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due the Seller have been capitalized under any Mortgage or any Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

                           28) the Mortgage Loan will have a transferable
                  life-of-loan tax service contract with First American Real Estate Tax Service or another tax service, provided that such tax service is acceptable to the Purchaser;



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                           29) Each Mortgage Note and Assignment of Mortgage has
                  been, or will be, delivered to the Purchaser or its custodian for each Mortgage Loan;

                           30) the Mortgage Loan was underwritten in accordance
                  with the Seller's underwriting standards in effect at the time the Mortgage Loan was originated;

                           31) no fraud occurred on the part of the Seller, the
                  Mortgagor or, to the best of the Seller's knowledge, any third party in connection with the origination of the Mortgage Loan;

                           32) each Mortgage Loan that has a Loan-to-Value Ratio
                  at origination in excess of 80% is covered by a primary mortgage insurance policy; and

                           33) no Loan is a "high-cost home loan" as defined in
                  the Georgia Fair Lending Act, as amended, the New York Predatory Lending Law, codified as N.Y. Banking Law Section 6-1, N.Y. Gen. Bus. Law Section 771-a, and N.Y. Real Prop. Acts Law Section 1302, the Arkansas Home Loan Protection Act, as amended, or the Kentucky Revised Statutes Section 360.100, as amended.

         It is understood and agreed that the representations and warranties set forth in this Section 8 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note (or lost note affidavit and indemnity) or Assignment of Mortgage or the examination of any Mortgage File.

         Upon discovery by either the Seller, the Purchaser or its designees of a breach of any of the foregoing representations or warranties of the Seller which materially and adversely affects (1) the value of any of the Mortgage Loans actually delivered or (2) the interests of the Purchaser therein, the party discovering such breach shall give prompt written notice to the other. Within 90 (ninety) days of its discovery or its receipt of notice of any such breach of a representation or warranty, the Seller shall, with respect to the Mortgage Loan(s) to which such breach relates, either (i) cure such breach in all material respects (except for a breach of that portion of the representation and warranty relating to any casualty from the presence of hazardous waste or hazardous substances), (ii) repurchase such Mortgage Loan or Mortgage Loans (or any property acquired in respect thereof) from the Purchaser at the Purchase Price, as adjusted for the then current principal balance or (iii) within the 90 (ninety)-day period following the Closing Date substitute another mortgage loan for such Mortgage Loan. Such substitute mortgage loan shall on the date of substitution, (a) have a principal balance not in excess of the principal balance of the defective Mortgage Loan, (b) be accruing interest at a rate of interest at least equal to that of the defective Mortgage Loan, (c) have a remaining term to stated maturity not greater than, and not more than two years less than, that of the Mortgage Loan so substituted, (d) have an original loan-to-value ratio not higher than that of the Mortgage Loan so substituted and a current loan-to-value ratio not higher than that of the Mortgage Loan so substituted, and (e) comply with all the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution (such mortgage loan being referred to herein as a "Qualifying Substitute Mortgage Loan"). If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Loan pursuant to this Section 8 was the representation set forth in clause (vi) of this Section 8, then the Seller shall pay to the Trust Fund,


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concurrently with and in addition to the remedies provided in the preceding sentence, an amount equal to any liability, penalty or reasonable expense that was actually incurred and paid out of or on behalf of the Trust Fund, and that directly resulted from such breach, or if incurred and paid by the Trust Fund thereafter, concurrently with such payment. Except as set forth in Section 12 hereof, it is understood and agreed that the obligations of the Seller set forth in this Section 8 to cure, substitute for or repurchase a defective Mortgage Loan constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

         The Purchaser, upon receipt by it of the full amount of the Purchase Price as adjusted for the then current principal balance for a Mortgage Loan that is repurchased, or upon receipt of the Mortgage File for a Qualifying Substitute Mortgage Loan for a Mortgage Loan that is substituted or repurchased, shall release or cause to be released and reassign to the Seller the related Mortgage File for the Mortgage Loan that is substituted and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation, or warranty, as shall be necessary to vest in the Seller or its designee or assignee title to any such substituted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Seller at its expense and shall be reasonably acceptable to the Purchaser, and the Purchaser shall have no further responsibility with respect to the Mortgage File relating to such Mortgage Loan that is substituted.

         Any cause of action against the Seller or relating to or arising out of the breach of any representations and warranties made in this Section 8 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach, repurchase such Mortgage Loan or substitute a Qualifying Substitute Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for all amounts payable in respect of such Mortgage Loan.

SECTION 9.        Representations, Warranties and Agreements of Purchaser.

         (a) The Purchaser hereby represents and warrants to the Seller, as of the date hereof (or such other date as is specified in the related representation or warranty) as follows:

                  (i) The Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware;

                  (ii) The execution and delivery of this Agreement by the Purchaser and its performance of and compliance with the terms of this Agreement will not violate the Purchaser's corporate charter or by-laws or will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Purchaser is a party or by which the Purchaser or to which any property or assets of the Purchaser is subject;

                  (iii) The Purchaser has all requisite corporate power, authority and capacity to enter into this Agreement and to perform the obligations required of it hereunder. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, regardless of whether such enforcement is considered in a proceeding in equity or at law. No consent, approval, authorization or order of or registration with, or notice to, any governmental authority or court is required, under state or federal law prior to the execution, delivery, performance of or compliance by the Purchaser with this Agreement or the consummation by the Purchaser with any other transaction contemplated hereby;

                  (iv) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which the Purchaser default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would affect its performance hereunder; and

                  (v) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

SECTION 10.       Purchaser's Conditions to Closing.

         The obligations of the Purchaser under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

         (a) The obligations of the Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the date hereof and as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, or both, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to that effect signed by an Authorized Officer (as defined below) of the Seller.

         (b) The Purchaser or the Purchaser's document custodian shall have received, or the Purchaser's attorney shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser, as required pursuant to the respective terms thereof:

                  (i) Each original Mortgage Note (or lost note affidavit and indemnity), duly endorsed originally or by facsimile, without recourse, to the Purchaser, in each case in accordance with the instructions set forth in Exhibit A attached hereto, which Mortgage Note (or lost note affidavit and indemnity) shall be delivered to and held by the Purchaser or its agent on behalf of the Purchaser;

                  (ii) The Mortgage Loan Schedule prepared by Seller dated as of the related Closing Date and attached hereto;

                  (iii) A certificate signed by an officer, which officer may be either a senior vice president, a vice president, an assistant vice president or assistant secretary (an "Authorized Officer"), dated as of the Closing Date, substantially in the form attached hereto as Exhibit C, to the parties hereto, and attached thereto copies of the charter and by-laws and a Good Standing Certificate or a memorandum setting forth the verbal assurances from the appropriate regulatory authorities with respect to the Seller will be immediately forthcoming; and

                  (iv) An opinion of Seller's counsel in substantially the form attached hereto as Exhibit D.

         (c) The Seller will furnish to the Purchaser such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its attorney may reasonably request.

SECTION 11.       Seller's Conditions to Closing.

         The obligations of the Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

         (a) The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct as of the date hereof and as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, or both, would constitute a default under this Agreement, and the Seller shall have received a certificate to that effect signed by an Authorized Officer of the Purchaser.

SECTION 12.       Interim Servicing.

         During the period (the "Interim Servicing Period") commencing on the Closing Date and ending on November 1, 2003, or such other date as the Seller and the Servicer shall agree upon (the "Transfer Date"), the Seller shall service the Mortgage Loans on behalf of the Purchaser in accordance with the Purchaser's Servicing Guide in effect on the Closing Date. As compensation for servicing the Mortgage Loans during the Interim Servicing Period, the Seller shall be entitled to receive a fee of $7.00 per Mortgage Loan for each full calendar month during the Interim Servicing Period. With respect to any partial month the Seller services the Mortgage Loans on behalf of the Purchaser, the Seller shall be entitled to receive a pro rata portion of the monthly interim servicing fee. On or prior to the Servicing Transfer Date, the Seller shall have made files for each Mortgage Loan, that consist at least of the documents listed on Schedule 4 attached hereto (with respect to each Mortgage Loan, a "Servicing File", and collectively, the "Servicing Files") and shall deliver such Servicing File to the Purchaser.

         In connection with any Form 10-K Certification, filed pursuant to the Pooling and Servicing Agreement during the Interim Servicing Period, each of the Trustee and the Depositor shall provide the Servicer with a back-up certification substantially in the form attached hereto as Exhibit F.

SECTION 13.       Transfer of Servicing Covenants.

         On the Transfer Date, the Seller shall transfer the servicing obligations with respect to the Mortgage Loans to the Purchaser or its designee in accordance with the servicing transfer procedures attached hereto as Exhibit E (the "Transfer Procedures") and the following requirements:

         (a) Notice to Mortgagors. On or before the date prescribed under applicable federal and state law, the Seller shall, at the Seller's expense, mail to each Mortgagor a letter advising the Mortgagor of the transfer of the servicing to the Purchaser or its designee, as applicable. The Seller's notice shall comply with all state and federal requirements. If any notices are returned to the Seller by the postal service for any reason, the Seller shall promptly forward the notice to the Purchaser or its designee, as applicable, for disposition.

         (b) Notice to Mortgage Insurers. The Seller shall, at the Seller's expense, notify all relevant private mortgage insurance companies no later than 15 days prior to the Transfer Date that all insurance premium billings for the Mortgage Loans must be sent to the Purchaser or its designee, as applicable, following the Transfer Date.

         (c) Notice to Taxing Authorities and Hazard Insurance Companies. No later than 15 days prior to the Transfer Date, the Seller shall, at the Seller's expense, transmit to the applicable taxing authorities and hazard insurance companies and/or agents, notification of the assignment of the servicing and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee, as applicable, from and after the Transfer Date. The Seller shall provide the Purchaser or its designee, as applicable, with copies of such notices and instructions within five (5) business days of the Seller's dispatch of such notices and instructions to the foregoing entities.

         (d) Internal Revenue Service Forms. The Seller shall mail, on or before the date required by law, all Internal Revenue Service required forms to all parties entitled to receive same for the period from January 1 until the Transfer Date. The Seller shall provide copies of such forms to the Purchaser or its designee, as applicable, upon request. The Purchaser or its designee, as applicable, shall make such Internal Revenue Service filings pertaining to events on and after the Transfer Date.

         (e) Insurance Policies. After the Transfer Date, the Seller shall deliver such insurance policies or renewals as it may receive with respect to the mortgage loan or the servicing to Purchaser or its designee, as applicable, within five (5) Business Days of its receipt of same.

         (f) Payment of Hazard Insurance Premiums. The Seller shall pay, prior to the Transfer Date, all hazard insurance premiums due within 30 days after the Transfer Date, provided that the Seller has received bills for such insurance premiums prior to the Transfer Date. The Seller shall immediately deliver to the Purchaser or its designee, as applicable, all bills and correspondence related to the mortgage loan and received by it subsequent to the Transfer Date.

         (g) Property Taxes. The Seller shall cause to be paid prior to the Transfer Date all tax bills (including interest, late charges, and penalties in connection therewith) due within 30 days of the Transfer Date that are issued by a taxing authority and relate to any Mortgaged Property and that are received by the Seller or its tax service provider prior to the Transfer Date. The Seller or, its tax service provider shall immediately forward to the Purchaser or its designee, as applicable, all tax bills received by the Seller after such date. The foregoing shall in no way impose upon the Seller an obligation to pay any taxes (including interest, late charges, and penalties associated therewith) for which a title insurer has an obligation to pay by virtue of the terms of a mortgagee policy of title insurance which is issued in connection with the origination of any Mortgage Loan and which insures the Purchaser subsequent to the purchase.

         (h) Social Security Numbers. Each Mortgage Loan has a certified Social Security number as required by the Internal Revenue Service or, if the Mortgage Loan does not have a certified Social Security number, the Seller has exercised due diligence (as defined by Internal Revenue Service regulations) to obtain such a number.

         (i) Internal Revenue Service Forms. All Internal Revenue Service forms, including, but not limited to, forms 1099, 1099A and 1098, as appropriate, which are required to be filed with respect to each Mortgage Loan for activity occurring on or before year end of the preceding calendar year have been filed.

         (j) Escrow Analysis. With respect to each Mortgage Loan that was originated more than twelve (l2) months prior to the Transfer Date, the Seller has properly conducted such escrow analyses with respect to the Mortgage Loan as required under applicable law. Any adjustment to the Mortgagor's escrow payment, refunds of escrow overages and collections of escrow shortages have been made in accordance with all applicable law.

         (k) Mortgage Payments Received Prior to Transfer Date. Prior to the Transfer Date, all payments received by the Seller with respect to each Mortgage Loan shall be properly applied by the Seller to the account of the related Mortgagor.

         (l) Mortgage Payments Received on or After Transfer Date. Any payment with respect to a mortgage loan received by the Seller on or after the Transfer Date shall not be processed by the Seller but shall instead be forwarded to the Purchaser or its designee, as applicable, at the Seller's expense. The Seller shall accumulate such payments and forward them to the Purchaser every second business day via overnight mail. After the first day of the third month following the month in which the Transfer Date occurs, any payment received by the Seller with respect to a Mortgage Loan shall be forwarded by the Seller to the Purchaser or its designee by regular mail within five (5) business days of the Seller's receipt thereof.

         (m) Recording of Assignments. With respect to each Mortgage Loan, the Seller shall promptly record an Assignment of Mortgage in accordance with the Purchaser's specifications which complies with all applicable provisions of state law in the applicable county recorder's office.

         (n) Delivery of Servicing File. With respect to each Mortgage Loan, the Seller shall deliver, at the time specified in the Transfer Procedures, all documents reasonably necessary to service the Mortgage Loans.

         (o) Transfer of Escrows. Escrow funds relating to the Mortgage Loans shall be transferred at the time, and in accordance with the requirements, set forth in the Transfer Procedures.

SECTION 14.       Covenant Not to Solicit.

         The Seller covenants that neither the Seller nor any affiliate of the Seller will take any action personally, by telephone, by mail or otherwise, to solicit the prepayment of the Mortgage Loans by the Mortgagors, in whole or in part. Nothing in this Section 14, however, shall prohibit the Seller or any affiliate from:

                  (i) advertising its availability for handling refinancings of mortgage loans in its portfolio if the Mortgage Loans are not specifically targeted;

                  (ii) promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans that it owns or services;

                  (iii) promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans of a specific type (e.g., conventional fixed-rate or conventional adjustable-rate) that it owns or services;

                  (iv) promoting terms available for refinancing by sending letters or promotional material to the mortgagors of all the mortgage loans that fall within specific interest rate ranges that it owns or services;

                  (v) promoting terms available for refinancing by communicating with mortgagors of mortgage loans in its portfolio that one or more predictive models indicate a propensity to prepay;

                  (vi) providing payoff information or otherwise cooperating with individual Mortgagors who contact it about prepaying any Mortgage Loan; or

                  (vii) advising individual Mortgagors who contact it about prepaying any Mortgage Loan of refinancing terms or streamlined origination arrangements that are available.

         In no event, however, shall the Seller or any affiliate treat mortgage loans that it holds in its own portfolio and the Mortgage Loans as separate classes of mortgages for purposes of advertising the availability of refinancing terms.
SECTION 15.       Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party. Notices to the Seller shall be directed to Inter First, 777 East Eisenhower Parkway, Ann Arbor, Michigan 48108, Attention: Steve Kapp-Senior Vice President with a copy to ABN AMRO Mortgage Group, Inc., 2600 West Big Beaver Road, Troy, Michigan 48084, Attention: Thomas E. Reiss; and notices to the Purchaser shall be directed to Washington Mutual Mortgage Securities Corp., 1201 Third Avenue, Seattle, WA 98101, Attention:

Legal Services Department; or such other addresses as may hereafter be furnished to the other party by like notice.

SECTION 16.       Termination.

         This Agreement may be terminated (a) by the mutual consent of the parties hereto, or (b) by the Purchaser if the conditions to the Purchaser's obligations to closing set forth under Section 10 hereof are not fulfilled as and when required to be fulfilled or (c) by the Seller if the Purchaser's obligations under Section 11 hereof are not fulfilled as and when required. In the event of a termination pursuant to Section 16(b), the Seller agrees that it will pay the out-of-pocket fees and expenses of the Purchaser in connection with the transactions contemplated by this Agreement and in the event of a termination pursuant to Section 16(c), the Purchaser agrees that it will pay the out- of-pocket fees and expenses of the Seller in connection with the transactions contemplated by this Agreement.

SECTION 17.      Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Seller and the Purchaser submitted pursuant hereto, shall remain operative and in full force and effect and shall survive transfer and sale of the Mortgage Loans to the Purchaser.

SECTION 18.       Severability.

         If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 19.       Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be an original, but both of which together shall constitute one and the same agreement.

SECTION 20.       Governing Law.

         This Agreement shall be deemed to have been made in the State of New York and shall be interpreted in accordance with the laws of such state without regard to the principles of conflicts of law of such state.

SECTION 21.       Further Assurances.

         The Seller and the Purchaser agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

SECTION 22.       Successors and Assigns.

         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted successors and assigns. The Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement. Any person into which the Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Seller), or any person succeeding to the business of the Seller shall be considered the "successor" of the Seller hereunder. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by any party hereto without the written consent of the other party to this Agreement. Notwithstanding anything to the contrary in this Section 22, the parties hereto agree that the Purchaser has the right to assign its rights and interest in, to and under Section 8 hereof.

SECTION 23.       Amendments.

         No tern or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

SECTION 24.       Manual Revisions to Agreement.

         It is the intent of the parties that no erasure, interlineation or addition to the form of this Agreement shall be deemed to form any part of the agreement between the parties.

SECTION 25.       Electronic Signatures.

         The parties agree that signatures exchanged by telephone transmission of facsimile shall be deemed to be "electronic signatures" and this agreement shall be deemed to be an "electronic record" for purposes of 5 ILCS 175/10-105.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

ABN AMRO MORTGAGE GROUP, INC.,
as Seller


By: /s/ Joseph Krul
    --------------------------------------------
Name:   Joseph Krul
Title:  Executive Vice President


WASHINGTON MUTUAL MORTGAGE SECURITIES CORP., as Purchaser



By:  /s/ Thomas Lehmann
    --------------------------------------------
Name:    Thomas Lehmann
Title:   First Vice President

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE

                                   SCHEDULE 2

                       MORTGAGE LOAN SCHEDULE INFORMATION

         Each Mortgage Loan shall be identified by at least the following details, among others, relating to each Mortgage Loan:

         the loan number of the Mortgage Loan;

         the city, state and zip code of the Mortgaged Property;

         the mortgage interest rate as of the Cut-Off Date;

         the original term and maturity date of the related Mortgage Note;

         the original principal balance;

         the first payment date;

         the monthly payment in effect as of the Cut-Off Date;

         the date of the last paid installment of interest;

         the unpaid principal balance as of the close of business on the Cut-Off Date;

         the loan-to-value ratio at origination;

         the type of property and the Original Value of the Mortgaged Property;

         whether a primary mortgage insurance policy is in effect as of the Cut-Off Date;

         the nature of occupancy at origination;

         the county in which the Mortgaged Property is located, if available;
         and

         the Closing Date.

         "Original Value" shall be defined in the Pooling and Servicing Agreement, dated as of September 1, 2003, among U.S. Bank National Association, as Trustee (the, "Trustee", Washington Mutual Mortgage Securities Corp. as Seller and Servicer (in such capacity, the "Seller" or the "Servicer" and ABN AMRO Mortgage Corporation as Depositor (the "Depositor").

                                   SCHEDULE 3

                            CONTENTS OF MORTGAGE FILE


                  (i) The original Mortgage Note (or, if the original Mortgage Note has been lost or destroyed, a lost note affidavit and indemnity) bearing all intervening endorsements endorsed, "Pay to the order of _________________, without recourse" and signed in the name of the Seller by an Authorized Officer showing an unbroken chain of title from the originator thereof to the person endorsing;

                  (ii) The original Mortgage with evidence of recording thereon, and if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; PROVIDED, that if such original Mortgage or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Purchaser a true and correct copy of such Mortgage, together with (1) in the case of a delay caused by the public recording office, an Officer's Certificate signed by a Responsible Officer of the Seller stating that such original Mortgage has been dispatched to the appropriate public recording official for recordation or (2) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original mortgage is a true and correct copy;

                  (iii) The original Assignment to "____________," which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original Assignment which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county. If the Assignment is in blanket form, a copy of the Assignment shall be included in the related individual Mortgage File;

                  (iv) The originals of any and all instruments that modify the terms and conditions of the Mortgage Note, including but not limited to modification, consolidation, extension and assumption agreements including any adjustable rate mortgage (ARM) rider, if any;

                  (v) The originals of all required intervening assignments, if any, with evidence of recording thereon, and if such assignment was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; PROVIDED, that if such original assignment or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original assignment has been delivered for recordation or because such original Assignment has been lost, the Seller shall deliver or cause to be delivered to the Purchaser a true and correct copy of such Assignment, together with (a) in the case of a delay caused by the public recording office, an Officer's Certificate signed by a Responsible Officer of the Seller stating that such original assignment has been dispatched to the appropriate public recording official for recordation or (b) in the case of an original assignment that has been lost, a certificate by the appropriate county recording office where such assignment is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original assignment is a true and correct copy; and

                  (vi) Any and all other documents, opinions and certificates executed and/or delivered by the related Mortgagor and/or its counsel in connection with the origination of such Mortgage Loan, which may include truth-in-lending statements and other legal statements, an appraisal and a survey.

                                    EXHIBIT A
                               INSTRUCTION LETTER

                   Washington Mutual Mortgage Securities Corp.
                               75 N. Fairway Drive
                          Vernon Hills, Illinois 60061


_______________, 2003

ABN AMRO Mortgage Group, Inc.
2600 West Big Beaver Road
Troy, Michigan 48084

Dear Ladies and Gentlemen:

         Pursuant to the Whole Loan Purchase Agreement dated as of September 1, 2003 (the "Purchase Agreement") between you and us, we have agreed to purchase from you certain Mortgage Loans. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

         In order to facilitate these transactions, and for the purpose of convenience only, we hereby authorize and direct you to:


Action                                                                 Due Date
1.       Endorse mortgage notes (or lost note affidavits
         and indemnities) to:
         "Pay to the order of
         _________________________
         without recourse"                                             one week prior to funding
2.       Assign mortgages to be recorded to U.S. Bank
         National Association on or before the fifth
         Business Day after the Closing Date                           one week prior to funding
3.         Deliver to the Purchaser or its agent all Mortgage
            Loan documents pertaining to each loan                     two business days after funding
4.         Provide lost mortgage note affidavits, certified
            copies of all missing mortgages, and certified
            recorded copies of missing intervening
            assignments                                                one week prior to funding
5.         Mortgage Loan Schedule generated by Purchaser
            and agreed to by Seller                                    one day prior to funding

                                          Sincerely,

                                          WASHINGTON MUTUAL MORTGAGE
                                          SECURITIES CORP.


                                          By:______________________________
                                          Name:
                                          Title:

                                    EXHIBIT B

                               FORM OF ASSIGNMENT

         ABN AMRO Mortgage Group, Inc., a Delaware corporation (the "Seller"), in exchange for $[ ] in hand paid and other good and valuable consideration, hereby grants, bargains, sells, assigns, transfers, conveys, and sets over to Washington Mutual Mortgage Securities Corp., a Delaware corporation (the "Purchaser"), all of the Seller's right, title, and interest in, to, and under the mortgage loans listed on Schedule 1 attached hereto, the mortgage notes evidencing or relating to such mortgage loans, all mortgages, trust deeds, title insurance policies, property insurance policies, chattel paper, loan guaranties, loan accounts, surveys, instruments, certificates, and other documents whatsoever evidencing or relating to such mortgage notes and mortgage loans, and all books, ledgers, books of account, records, writings, data bases, information, and computer software (and all documentation therefor or relating thereto, and all licenses relating to or covering such computer software and/or documentation), and all other property, rights, title, and interests whatsoever relating to, used or useful in connection with, or evidencing, embodying, incorporating, or referring to, any of the foregoing (the "Mortgages"). The Seller warrants to the Purchaser that the Seller is the owner of the Mortgages, subject to no liens, claims, or encumbrances.

Dated: _______ __, 2003                     ABN AMRO Mortgage Group, Inc.


                                            By:
                                               ----------------------------
                                            Name:
                                            Title:

ACKNOWLEDGED ON _________ __, 2003

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.


By:
    --------------------------------------------
Name:
Title:

STATE OF MICHIGAN          )
                           )
COUNTY OF OAKLAND          )

         I, __________________, a Notary Public in and for the said County and State, do hereby certify that _____________, personally known to me to be the same person whose name is subscribed to the foregoing instrument as ________________ of ABN AMRO Mortgage Group, Inc., appeared before me this day in person and, being first sworn, acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act of said corporation, as the ___________________ of ABN AMRO Mortgage Group, Inc., for the uses and purposes therein set forth, and that he was duly authorized to execute the said instrument by the Board of Directors of said Delaware corporation.

         Given under my hand and seal, this __th day of __________, 2003.


                                     __________________________________
                                     Notary Public

                                     My commission expires:

                                    EXHIBIT C

                          FORM OF OFFICER'S CERTIFICATE

                          ABN AMRO Mortgage Group, Inc.

         I, ____________________, do hereby certify pursuant to Section 10(a) and (b)(iii) of the Purchase Agreement (as hereinafter defined) that I am the duly elected _____________________ of ABN AMRO Mortgage Group, Inc. ("AAMGI" ), a Delaware corporation, and further certify as follows:

         1. Attached hereto as Exhibit "A" is a true and correct copy of the articles of incorporation of AAMGI. There has been no amendment or other document filed affecting the charter as of the date of this certification of AAMGI, and no such amendment has been authorized.

         2. Attached hereto as Exhibit "B" is a true and correct copy of the by-laws of AAMGI as in full force and effect as of the date of this certification.

         3. No proceedings looking toward merger, consolidation, liquidation, or dissolution of AAMGI are pending or contemplated.

         4. Each person who, as an officer or representative of AAMGI, signed, or will sign (a) the Purchase Agreement, and (b) any other document delivered pursuant thereto or on the date hereof in connection with the Whole Loan Purchase Agreement, dated as of September 1, 2003, between AAMGI, as seller, and Washington Mutual Mortgage Corporation, as Purchaser (the "Purchase Agreement") was, at the respective times of such signing and delivery, and is as of the date hereof duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

         5. Attached hereto as Exhibit "D" is a Good Standing Certificate issued by the Office of the Secretary of State of Delaware as of __________________, _______. A current Good Standing Certificate has been requested from the Office of the Secretary of State of ___________ and will be supplied when it is received.

         6. AAMGI has performed all obligations and satisfied all conditions on its part to be performed or satisfied under the Purchase Agreement on or prior to the Closing Date and all of the representations and warranties of the Seller under the Purchase Agreement are true and correct as of the date hereof and as of the Closing Date, and no event has occurred which, with notice or passage of time, or both, would constitute a default under the Purchase Agreement.

         All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

         IN WITNESS WHEREOF, I have hereunto signed my name.



Date:________________
                                        ABN AMRO MORTGAGE GROUP, INC.


                                        By:
                                           ---------------------------
                                        Name:
                                        Title:

                    [OPINION TO BE REVISED IN ACCORDANCE WITH
                    GENERAL COUNSEL'S FORM OF OPINION LETTER]

                                    EXHIBIT D

                      [OPINION OF SELLER'S IN-HOUSE COUNSEL
                         PURSUANT TO SECTION 10(B)(IV)]


                                                  ________________, 2003


ABN AMRO Mortgage Corporation
181 West Madison Street, Suite 3250
Chicago, Illinois 60602

Re:      ABN AMRO Mortgage Corporation Purchase of Mortgage Loans

Ladies and Gentlemen:

As General Counsel to ABN AMRO Mortgage Group, Inc., a Delaware Corporation ("Seller'), I and attorneys working under my supervision have acted as counsel to Seller in connection with the sale of Mortgage Loans by Seller to Washington Mutual Mortgage Securities Corp. (the "Purchaser") pursuant to a Whole Loan Purchase Agreement, dated as of September 1, 2003 (the "Purchase Agreement"), between the Purchaser and Seller. This opinion is being delivered to the Purchaser pursuant to Section 10(b)(iv) of the Purchase Agreement. All capitalized terms not otherwise defined herein have the meanings given them in the Purchase Agreement.

In rendering the opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the charter and by-laws of Seller, the Purchase Agreement and such corporate records, agreements or other instruments of Seller, and such certificates, records and other documents, agreements and instruments, including, among other things, certain documents delivered on the Closing Date, as we have deemed necessary and proper as the basis for our opinions. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity to executed original documents of all documents submitted to us in draft and the accuracy of the matters set forth in the documents we reviewed. We have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto. As to any facts material to such opinions that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of Seller as we have deemed necessary and proper as the basis for our opinions, including, among other things, the representations and warranties of Seller in the Purchase Agreement.

Based upon the foregoing, I am of the opinion that:

         1. Seller is a duly organized, validly existing and in good standing under the laws of and either is not required to be qualified to do business under the laws of any states where such qualification is necessary to transact the business contemplated by the Purchase Agreement, or is qualified to do business under the laws of any states where such qualification is necessary to transact the business contemplated by the Purchase Agreement, and Seller is duly authorized and has full corporate power and authority to transact the business contemplated by the Purchase Agreement.

         2. The Purchase Agreement has been duly authorized, executed and delivered by Seller and is a legal, valid and binding obligation of and is enforceable against Seller in accordance with its terms, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other laws, now or hereafter in effect, relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) limitations of public policy under applicable securities laws as to rights of indemnity and contribution under the Purchase Agreement.

         3. No consent, approval, authorization or order of any court or supervisory, regulatory, administrative or governmental agency or body is required for the execution, delivery and performance by Seller of or compliance by Seller with the Purchase Agreement, the sale of the Mortgage Loans or the consummation of the transactions contemplated by the Purchase Agreement.

         4. Neither the execution and delivery by Seller of the Purchase Agreement, nor the consummation by Seller of the transactions contemplated therein, nor the compliance by Seller with the provisions thereof, will conflict with or result in a breach of any of the terms, conditions or provisions of Seller's charter or by-laws or board or shareholder's resolutions, or any agreement or instrument to which Seller is now a patty or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject, which, in any of the above cases, would materially and adversely affect Seller's ability to perform its obligations under the Purchase Agreement.

         5. There is not an action, suit, proceeding or investigation pending, or, to the best of my knowledge, threatened against Seller which, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of Seller contemplated therein, or which would be likely to materially impair the ability of Seller to perform under the terms of the Purchase Agreement.

The Opinions expressed herein are limited to matters of federal and Michigan law and do not purport to cover any matters as to which laws of any other jurisdiction are applicable. Except as expressly provided herein, this opinion is being furnished to you solely for your benefit in connection with the purchase of the Mortgage Loans, and it is not to be used, circulated, quoted or otherwise referred to for any purpose without my express written consent.

Sincerely,

ABN AMRO MORTGAGE GROUP, INC.


By:
    --------------------------------------------

         I, ___________________, [Assistant Secretary] of ABN AMRO Mortgage Group, Inc., a Delaware corporation, hereby certify that _______________________ is the duly elected, qualified and acting _______________________ of ABN AMRO Mortgage Group, Inc. and that the signature appearing on the preceding page is his genuine signature.

         IN WITNESS WHEREOF, I have hereunto signed my name.

Date:__________________
                                         ABN AMRO MORTGAGE GROUP, INC.


                                         By:
                                            ---------------------------------
                                         Name:
                                         Title:

                                    EXHIBIT E

                          SERVICING TRANSFER PROCEDURES

                      WASHINGTON MUTUAL INFORMATIONAL SHEET
                     Note: All addresses subject to revision

(i)       New Servicer Name: Washington Mutual Bank,
          FA 75 N. Fairway Drive Vernon Hills, IL
          60061

                  Contact:          Karen Barchengcr-Analyst
                  Phone:            (947) 549-3033
                  Fax:              (347) 549-3003
                  Email:            Karen.Barchenger@WaMuLoans.net

(ii) Customer Service: 1-888-762-5825 Monday - Friday 7:00 a.m. - 10:00 p.m. CT, Saturday 8:00 a.m. -1:00 p.m. Central Time Correspondence Address:
         Washington Mutual (List WaMu) loan number)

(iii)    P.O. Box 37560 Attention: Correspondence Dept. Louisville, KY
         40233-7560

Lock Boxes                                           Tax Department
Washington Mutual Bank, FA                           Washington Mutual Bank, FA
P.O. Box 7402                                        P.O. Box 37520
Pasadena, CA, 91109-7402                             Louisville, KY 40233-75
                                                     Attention: Tax Department

Service Bureau:            Alltel

                           Tax Service: LERETA

HUD ID #:                  Contract WaMu for details

Optional Insurance:        Contact WaMu for details

Forced Placed Ins.:        Contact WaMu for details

Flood Contracts:           Pinnacle, GEO Track, First American Flood Data
                           Services, TRETS.

HAZARD ENDORSEMENTS                                  PAYOFF CHECKS FORWARDED:
Washington Mutual Bank, FA                           Washington Mutual Bank, FA
Its Successors and/or Assigns                        539 South Fourth Avenue
P.O. Box 35210                                       Louisville, KY  40202
Louisville, KY 40232-5210                            Attention:  Payoff Dept.

MORTGAGE INSURANCE                                   WIRING PAYOFF FUNDS:
Washington Mutual Bank, FA                           Contact WaMu for details
P.O. Box 8130
Vernon Hills, IL 60061

                                      PURCHASER'S TRANSFER DATE INSTRUCTIONS

SUBJECT                                                       PAGE

A. General Requirements 2-3

B. Escrow/IOE 4

C. ACH Drafting/BI-Savers 5

D. Hazard Insurance Information 6-7

E. Loss Drafts 8

F. Tax Information 9

G. FHA/MIP/PMl Information 10

H. Life, A&H Disability Insurance 11

I. Assumptions 12

J. Paid-In-Full and Partial Releases 13

K. Collections/BKIFCL/REO/Default 14

L. Investor Reporting 15

M. Assignments/Document Custodian 16

N. Special Loan 17

O. Records/Microfilm 18

P. Post Transfer Date Procedures 19-20

A. GENERAL REQUIREMENTS

1.       General Reports, Records and /or Listing Required

         IA.      Automated Conversion Data

                  IAl. All necessary master file data to be provided to Alltel in an acceptable data media. Tapes should agree to the investor cut-off date and should not include zero principal balance loans. Test and conversion reports due two days after each month-end cut-off. Please send tapes (if applicable) to:

                           Alltel Information Services, Inc
                           Attention: Alltel Analyst
                           601 Riverside Ave.
                           Jacksonville, FL 32204-2987
                           (For non Alltel users and Licensed Alltel users only)

                  1A2. Trial balance generated off the servicing workstation (One hard copy during the interim servicing period).

                  1A3. Trial balances will be generated for each month-end after the Settlement Date. For example if the Settlement Date is January 1, 2003, Seller will generate a trial balance as of January month-end and continue to supply at each month-end until the Transfer Date.
                           ON TRANSFER DATE, PLEASE FAX THE FINAL PAGE BY 9:00 A.M. CST TO ALLOW WAMU TO BALANCE.

                  lA4. Please provide the following reports for every month end after the Settlement Date and at Transfer Date or as requested:


TRIAL BALANCE REPORT ALLTEL REPORT 4TB                 OPEN ITEMS REPORT
FORCE LACED INSURANCE REPORT                           FLOOD INSURANCE REPORT
OPTIONAL INSURANCE REPORT                              RESTRICTED ESCROW LISTING
BINDER COVERAGE LISTING                                MORTGAGE INSURANCE LISTING
BUYDOWN LOAN LISTING                                   BANKRUPTCY TRIAL BALANCE
DRAFTED LOANS LISTING                                  ESCROW HEADER LISTING
FORECLOSURE TRIAL BALANCES                             NO LONGER MATCH CRITERIA
TAX AND HAZARD LISTING ALLTEL REPORT 1OP-2 & 3         DELINQUENCY REPORT SEPARATING BY 30, 60, 90 & 120  DAYS
LIST OF BALLOON LOANS                                  LIST OF LOANS WITH A PRE-PAYMENT PENALTY

                           ONCE ALL OF THE LOANS HAVE BEEN IDENTIFIED PLEASE PROVIDE A FILE OR DISK IN EXCEL FORMAT LISTING SELLER'S LOAN NUMBER, MORTGAGORS LAST NAME, ORIGINAL UPB AND INVESTOR LOAN NUMBER.

         1B. Original servicing file complete in all material respects including copies, servicing correspondence, and other related documentation 5 Business Days after Transfer Date.

         1C. Two sets of histories and escrow analysis from inception of each loan on microfiche or paper if history data is not being converted. 5 Business Days after Transfer Date.

         1D.      Wires to Purchaser within 5 Business Days after the Transfer
                  Date.

                  1D1. A wire to Purchaser for all escrow, suspense, buy-down and loss draft funds (where applicable) as of the Transfer Date with a detailed listing, by loan number, showing how the funds are to be applied.

                  1D2. A report representing all suspense funds and a listing showing the application for each unapplied payment. Provide reason for each suspense item.

                  1D3. Please provide a detail listing of recoverable corporate advances and include a copy of the paid invoices. Upon receipt and review, Washington Mutual will reimburse.

                (DO NOT NET THE FUNDS FROM THE FINAL REMITTANCE)

                              WIRING INSTRUCTIONS:
                           Washington Mutual Bank, FA
                                  Stockton, CA
                                 ABA# 321180748
                              Account # 00001709406
                       Credit: Washington Mutual Bank, FA
                         Attention: Investor Accounting

         1E. Sample of letter to appropriate insurance companies/agents requesting endorsements to reflect transfer to Purchaser and address of Purchaser (i.e.: flood, flood certification, PMI, MIP, hazard mortgage, accident, health, and life insurance companies should receive these notifications) to be approved by WaMu prior to the mailing.

         1F. Sample of the good-bye letters to borrowers advising of the change in Servicer and pertinent related information. To be approved by WaMu prior to the mailing.

         1G. Listing of all loans with pending payoffs (a copy of the payoff statement issued to the borrower must accompany this list), pending partial releases, and any other special items.

         1H. Evidence of TIN certification and that all 1098 requirements have been met within 5 Business Days after the Transfer Date.

         1I. Seller agrees to prepare tax and interest statements for the period of January 1, 2003 through Transfer Date.

         1J. Other documents or information that Purchaser may reasonably request which are available to Seller.

         IK. Please provide after the last Settlement Date with WaMu Securities and at time of transfer a list of Co-op Loans.

         1L.      List of buy-down loans.

         1M. Provide a list of loans with payment variances (i.e., Forbearance Plans), if applicable and backup notes.

B. ESCROW/TOE

2. Interest on escrow - Matrix indicating when interest is posted (monthly, quarterly, etc.).

         2A. Listing of state(s) requiring payment of interest on escrow to be received 45 days prior to Transfer Date.

         2B. Evidence that all accrued interest due on escrow has been posted to accounts through cutoff date- two days after Transfer Date.

C. ACH DRAFTING/BI-SAVERS

3. WaMu will continue to draft all ACH customers, unless otherwise notified. For Alltel clients that ACH will convert, please place a bad check stop so that no drafting will happen after the Transfer Date. Please do not delete the ACH information prior to the Transfer Date. Please provide the Alltel 1 LD report as of the Transfer Date.

4.       Billing method (i.e., coupons, monthly billing).

5. A listing of loans set up on the Bi-Saver program along with a description of the Bi-Saver schedule that they are on. Please provide this information 45 days prior to Transfer Date. Please provide a copy of the notification letter to WaMu.

D.       HAZARD INSURANCE INFORMATION

6.       Insurance files

         6A. Seller must provide complete and accurate information concerning all insurance records (from the servicing system) in accordance with agency guidelines. This should include but not limited to the following, where applicable:

                  6A1. Current homeowner's or fire policy number

                  6A2. Current flood insurance policy number

                  6A3. Current catastrophe policies number

                  6A4. Windstorm policies number

                  6A5. All other policies, correspondence, or information

         6B. In addition, the following information is needed for each escrow detail:

                  6B1. Payee (agent and/or carrier)

                  6B2. Policy expiration date

                  6B3. Coverage amount

                  6B4. The total annual premium

                           NOTE: WAMU MORTGAGE FLOOD CONTRACTS ARE WITH
                  PINNACLE, GEO TRACK, FIRST AMERICAN, FLOOD DATA SERVICES AND TRANSAMERICA. [IF SELLER DOES NOT USE THESE COMPANIES, PURCHASER IS RESPONSIBLE FOR THE COSTS INCURRED TO SET UP NEW, LIFE OF LOAN, FLOOD CONTRACTS WITH PINNACLE.] SELLER TO PROVIDE PURCHASER WITH ALL FLOOD DETERMINATIONS ON TRANSFERABLE LIFE OF LOAN IN ALLTEL FORMAT (TO BE PROVIDED PRIOR TO TRANSFER DATE). IF FLOOD CONTRACTS ARE NOT TRANSFERABLE OR WITH A COMPANY WAMU DOES NOT USE, CONTRACTS ARE TO BE CANCELED. PLEASE CONTACT THE FLOOD COMPANIES TO TRANSFER THE FLOOD CERTIFICATIONS TO WASHINGTON MUTUAL. PLEASE PROVIDE WAMU WITH COPIES OF THE NOTIFICATION LETTERS.

7.       Reports and records

         7A. Purchaser shall be provided the following within 5 Business Days after Transfer Date:

                  7A1. Seller will be responsible for the payment of any insurance premiums due within 30 days after the Transfer Date. Seller to provide WaMu with a listing of all expired or unpaid policies through 30 days after Transfer Date sorted by insurance type (hazard, flood, etc.). Open items report.

                  7A2. A separate listing should be prepared showing those loans for which flood, earthquake and/or windstorm insurance is required. It should also include the expiration date & insurance company names.

                  7A3.     Listing of all loans on direct or mass billings.

                  7A4. If flood insurance audit was completed in last 12 months, provide a copy of findings with date of last audit.

                  7A5.     List of all accounts with no hazard insurance

8.       Change endorsements

         8A. For each loan in the transfer, notification of the transfer should be mailed to the insurance carriers and applicable insurance agents to substitute the lender loss payable endorsement on hazard and private mortgage insurance policies. If it is determined the flood contracts are transferring the change should occur as well. These notices must be mailed 15 days prior to the Transfer Date and include reference to the WaMu loan number.

         8B. A copy of the mortgagee clause notification letter should be faxed to WaMu prior to mailing to verify the correct wording of the mortgagee clause.

                  The new mortgagee clause endorsement should read as follows:

                           Washington Mutual Bank, FA
                           Its Successors and/or Assigns
                           P.O. Box 35210
                           Louisville, KY 40232-5210

9. Miscellaneous

         9A. As of Transfer Date, Seller shall provide a listing of all insurance premiums due within 30 days of Transfer Date and not paid by Seller within 5 Business Days after Transfer Date.

10. Binders

         10A. Provide a listing of all loans with forced place coverage for both hazard and flood along with the name of the company and expiration dale (including copy of the policy) within (5) Business Days after Transfer Date.

E. LOSS DRAFTS

11. Information required on loss drafts pending

         11A. Seller shall provide Purchaser with a listing of all loans having a loss draft pending 5 Business Days after Transfer Date.

         11B. In addition to this listing, Purchaser shall receive loss draft files/information for each loan which contains the following information, properly documented 3 - 5 Business Days after Transfer Date:

                  11B1.    Date of loss.

                  11B2.    Cause of loss.

                  11B3.    Amount of loss.

                  11B4. Amount of insurance proceeds received to date & copies of checks received and disbursed.

                  l1B5. Information received from contractors or record of conversations with contractors.

                  11B6. Correspondence from and/or record of conversation with borrowers and insurance companies.

                  11B7.    Status reports on repairs.

                  11B8.    Inspection reports, if any.

                  11B9. Report on receipt of future proceeds (dale expected, amount, etc.).

         11C. All loss draft checks received by Seller after Transfer Date should be:

                  11C1. Clearly identified with the Seller's loan number in the upper right hand comer of the check.

                  11C2.    Date stamped and properly endorsed.

                  11C3. Forward to Purchaser via overnight delivery service to:

                            Washington Mutual Bank, FA
                            75 N. Fairway Dr., 4th Floor
                            Vernon Hills, IL 60061
                            Attention: Acquisitions Department

F.       TAX INFORMATION

12. Washington Mutual uses LERETA. For Sellers using LERETA all tax contracts will be transferred with life of loan transferable contracts. Seller must notify the applicable tax service to determine the status of the tax contracts. WaMu will need a copy of that notification. The Seller must work with the tax service to ensure that all loans are contracted prior to Transfer Date. In order to ensure that the tax contracts are set up /transferred correctly, WaMu is requiring that 30 days prior to the Transfer Date the seller must have their tax service provide LERETA with the tax contract information tape (Tax tape). A final Tax tape will also be required at the transfer date. This final tape should only include the loans that transferred to WaMu. The final tape is required within 5 business days after the transfer date. The tapes will need to be sent to the following address:

         Contact WaMu for address.

         For those loans that transfer without contracts, WaMu will require a valid legal description and be responsible for any costs incurred in connection with those tax contracts. Seller to provide to WaMu with the following information within 5 Business Days after the Final Settlement Date and within 5 Business Days after the Transfer Date:

         12A. Open items report. Seller is responsible for the paying all real estate taxes, ground rents, water, sewer and municipal charges, leasehold payments or similar items that are required to be paid within 30 days

         12B.     Report of all loans without tax service contracts.

         12C.     Forward all bills received after Transfer Date to:

                            Washington Mutual Bank, FA
                            539 South Fourth Ave.
                            Louisville, KY 40202-2531
                            Attention: Tax Department

         12D. Seller will provide paid bills and/or receipts for loans included in each applicable Transfer Date on an as needed basis within 5 days of request.

         12E.     Listing of loans pending tax refunds.

         12F. Seller to provide permission for LERETA to provide any and all historical and backup information to the Purchaser.

G. FHA/MIP/PMI INFORMATION

13. Notice of change of servicer

         13A. Seller to provide Purchaser with fiche copies of notification to all PMI companies involved with loans included in Transfer Date. Please forward this to WaMu within 5 Business Days after the Transfer Date.

14.      Payment of premiums

         14A. Seller to pay all PMI/MIP premiums due prior to the Transfer Date.

15. Miscellaneous reports due to Purchaser to be received 5 Business Days after the final settlement date and 3-5 Business Days after the Transfer Date.

         15A. For each FHA loan, with monthly premiums, Sellers shall prepare a listing in their loan number order which will include the following.

                  15A1. FHA case number

                  15A2.    Anniversary due date

                  15A3.    Monthly remittance amount

                  15A4.    Next month for which MIP is due

                  15A5. Amount of Annual MIP due HUD as shown by HUD on their advance Notice of S/F Annual MIP notice

                  15A6.    Total amount of MIP paid year to date

         15B. Seller agrees to reimburse WaMu for any and all interest and/or late charges assessed which result from delinquent payment of premiums due prior to the Transfer Date.

         15C. Provide a disk of loans with LTV's greater than 80% without PMI at Transfer Date.

         15D. Listing of loans with lender paid PMI/MI with amounts paid (monthly/annually). If applicable, an accounting of the percentage for paying the insurance along with a wire of the funds.

         15E.     PMI Certification Uninsured Report.

H. LIFE, A&H DISABILITY AND OTHER "OPTIONAL" INSURANCE

16. Seller will provide WaMu with a listing of accounts with optional insurance 5 Business Days after the Final Settlement date and 60 days prior to Transfer Date.

         16A.     Records and Information Required

                  16A1.    Sellers' loan number.

                  16A2.    Mortgagor(s) name(s) and insured(s) name(s).

                  16A3. Policy/Certificate number (exception report to be provided where information is not available).

                  16A4.    Type of insurance & insurance carrier.

                  16A5. Effective date (exception report to be provided where information is not available).

                  16A6. Amount of premium.

                  16A7. Due date of premium.

                  16A8. Payee codes

         16B. A list of those mortgagors receiving benefits under a policy claim; this list should contain the name, loan number, insurance benefit amount and insurance company. A copy of the claim file should also be sent.

         16C.     List of loans in transfer with open and closed claims.

         16D. Copy of certificate/policy/master policy for each type of coverage maintained (exception report to be provided where the information is not available).

         16E. Notify each insurance carrier at least 15 days prior to the Transfer Date.

         16F.     Provide A&H disability rates.

I. ASSUMPTIONS

17. Assumption information pending at time of transfer due to Purchaser within 3 - 5 Business Days after Transfer Date.

         17A. Seller shall provide Purchaser with a listing of all loans pending assumption as of a Transfer Date.

         17B. Seller shall provide Purchaser with a current status report on each pending assumption which indicates the stages of completion.

         17C. Seller shall forward to Purchaser via overnight delivery all required documents for each loan(s) on which the assumption processing has not been completed.

18. Information required pending assumption statements

         18A. Sellers shall provide Purchaser with copies of all assumption statements/packages issued up to Transfer Date for which no assumption papers have been received 3 - 5 Business Days after Transfer Date.

         18B. The assumption statements should be placed, in Sellers' loan number order, in separate files appropriately labeled.

19. Information required on name changes





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         19A.     Seller shall provide a listing of all pending legal name
                  changes along with the appropriate documentation (quit claims, death certificates, divorce decrees, etc.) 3 - 5 business days after Transfer Date.

J. PAID-IN-FULL AND PARTIAL RELEASES

20. Information required on pending paid-In-full

         20A. All checks received through Transfer Date are to be applied.

         20B. Paid-in-full checks received, but not applied by Transfer Date, will be endorsed and date stamped and forwarded immediately upon receipt via over night mail to Purchaser. Each check should indicate the Sellers' loan number WaMu loan number, mortgagor name, property city and state.

                           Washington Mutual Bank, FA
                           539 South Fourth Ave.
                           Louisville, KY 4020-2531
                           Attention: Payoff Dept.
                           Amy Hartz (502) 214-2577

         20C. If payoff funds are being wired, please call and notify WaMu when funds are being wired. Use the following wiring instructions:

                          Contact WaMu for instructions

         20D. Seller agrees to reimburse Purchaser for additional per diem interest on any payoff not forwarded to Purchaser within 24 hours of receipt. Seller will forward to WaMu a check in the appropriate amount upon their receipt of appropriately documented request.

21. Information required on pending partial releases (if applicable)

         21A. Seller shall provide Purchaser with a listing of all loans on which a partial release is pending, along with an explanation for each case, and all documentation received to date 3 - 5 Business Days after Transfer Date.

         21B. Seller shall provide Purchaser with copies of all correspondence forwarded to any governmental agency or investor for their approval 3 -5 Business Days after Transfer Date.

K. COLLECTIONS / BANKRUPTCY / FORECLOSURE / REO / DEFAULT REPORTING

         22. Collection records and reports required





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         22A.     Seller shall provide to Purchaser the following within 3 -5
                  Business Days after Transfer Date:

                  22A1.    All collection records.

                  22A2. Files on accounts 60 or more days past due must include all collection documents, including collection comments/history and copies of all letters to the mortgagor that pertain to the current default as well as copy of the most recent property inspection.

                  22A3. A delinquency report sorted by 30,60 and 90+ days, foreclosure and bankruptcy.

         22B. Listing of all accounts currently on a repayment plan (please note that Purchaser will honor signed written repay agreements only) - 2 weeks prior to Transfer Date and 2 days after Transfer Date.

         22C. Collection files related to default reporting. These files should contain copies of all required default notices on the FHA, VA and /or private investor forms 3 - 5 Business Days after Transfer Date.

         22D. All on-line collection activity report will be microfiche and provided to WaMu.

         22E. Originals or copies of all bills or receipts for Corporate Advances (attorney fees, property preservation, etc.) in each individual file to be received 3 -5 Business Days after Transfer Date.

         22F. A Payee Code Listing identifying all payees 3 -5 Business Days after Transfer Date (alpha order).

         22G. Individual Bankruptcy, Foreclosure, and REO files. Please ensure any bills are in the files. The files need to be shipped to the address listed below.

         22H. List of loans being considered for HUD assistance, Deed in Lieu, or any other Loss Mitigation programs.

         22I.     Copies of the notification to Attorneys and Trustees:

                           Washington Mutual Bank, FA
                           539 South 4'" Ave.
                           Louisville, KY 40202
                           Attention: Wendell Sanders.

23.      Corporate advance

         23A. Corporate advance activity by payee - from inception date.




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24.      List of loans in Foreclosure, REO, and Bankruptcy with loss drafts pending 3 -5 Business Days after Transfer Date.

L.       INVESTOR REPORTING REQUIREMENTS

25. The remittance type for these loans is scheduled / scheduled. At the time of transfer we will need to settle the pre-paids vs. delinquents. If an Alltel client please provide the P139, 50Y and T62D reports within 5 Business Days after the Transfer Date. Please contact WaMu for non-Alltel clients for comparable reports.

M.       ASSIGNMENTS/DOCUMENT CUSTODIAN

26. Please ensure the notes are properly endorsed and assignments are prepared to the Trustee's and sent out for recording.

N.       SPECIAL LOANS

27.      Buydown Loans

         27A. Within 3 -5 Business Days of the Transfer Date, the Seller must provide the report identifying all buy-down loans with funds remaining, which reflect the following:

                  27A1.    P & I's or subsidies

                  27A2.    Payment effective dates

                  27A3.    Notice of last date of borrower notification

                  27A4. Please provide the list of the buy-down loans and copies of the buy-down agreements 60 days prior to the Transfer Date and provide a list of buydown loans after the Transfer Date, as well.

28.      Graduated Payment Mortgage Loans N/A

29.      ARM Loans

         29A. Twenty (20) days prior to the Transfer Date, the Seller must provide Purchaser with report(s) identifying:

                  29A1.    All ARM loans

                  29A2. If convertible, what fixed rate calculation parameters are based on.

                  29A3. Each ARM product as reflected on the current servicing system, identifying what the adjustment parameters are.





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                  29A4.    The next interest rate/payment change dates.

                  29A5. Copies of the last payment change notices and notice of last date of borrower notification.

30.      Balloon Loans

         30A. Within 3 - 5 Business Days of the Transfer Date, the Seller must provide Purchaser with report(s) of all Balloon loans indicating:

                  30A1.    Product type

                  30A2.    Maturity date

O. RECORDS/MICROFILM

31. Arrangements shall be made for inside delivery 3 - 5 Business Days after the Transfer Date of the files and records being transferred.

32.      WaMu can provide Seller with labels to be placed on the loan files.

33.      Transmittals must be used for all shipments.

         33A. Manifest must be in each box

         33B. Master manifest to be to Linda Brown

34. Loan files/microfiche should be forwarded to:

                           Washington Mutual Bank, FA
                           1320 Warner Ave.
                           Clarksville, IN 47129
                           Attention: Loan Management
                           Linda Brown (502) 581-3295

35. Reports and processing files (pending assumptions/payoffs, for example) should be forwarded to:

                           Washington Mutual Bank, FA
                           75 N Fairway
                           Vernon Hills, IL 60061
                           Attention: Karen Barchenger

P. POST TRANSFER DATE PROCEDURES

36.      Mortgage payments received after Transfer Date

         36A. Any mortgage payments received by Seller after Transfer Date should be:

                  36A1. Clearly identified with WaMu's loan number in the upper right hand comer of the check.

                  36A2. Date stamped and properly endorsed.

37. Forwarded to Purchaser along with a transmittal of each loan involved, via overnight delivery service to:

                           Washington Mutual Bank, FA
                           75 N. Fairway Dr.
                           Vernon Hills, IL 60061
                           Attention: Cashiering Dept.

38. Payments must be forwarded to Purchaser on a daily basis.

         38B. All checks received by Seller should be date stamped and endorsed as follows:

                           Pay to the Order of
                           Washington Mutual Bank, FA
                           Without Recourse
                           By:

         38C. For a period of sixty (60) days following the Transfer Date(s) Seller will send all moneys received to Purchaser via overnight delivery. After sixty (60) days following the Transfer Date(s). Seller will return all payments received by Seller to mortgagors with instructions to remit directly to Purchaser.

39.      NSF checks after Transfer Date

         39A. All checks related to NSF's, NSF on draft accounts, stop payments, etc., which were not reversed by Seller prior to cut-off will be handled as follows:

                           Washington Mutual Bank, FA
                           75 N. Fairway Dr.
                           Vernon Hills, IL 60061
                           Attention: Cashiering Department

                  39A1. Seller will forward original items to WaMu

                  39A2. Upon receipt, Purchaser will reverse funds from the appropriate account(s).

                  39A3. Upon reversal, WaMu will forward funds to Seller.

40.      Other checks received after Transfer Date

         40A. The following procedures will apply to checks (other than payments, NSF's or stop payments) received by Seller after Transfer Date:

                  40A1. Check will be clearly identified with the Sellers' loan number in the upper right hand comer.

                  40A2. Checks that include funds for two or more accounts should be accompanied by detail as reasonable, providing Sellers' loan number and amount due to each account.

                  40A3.    Checks should be properly endorsed.

                  40A4. Purpose of check should be identified and grouped accordingly (i.e. tax refund, loss draft, payment of special insurance, principal payment, etc.).

                  40A5. Checks should be forwarded to Purchaser via overnight delivery service to:

                           Washington Mutual Bank, FA
                           75 N. Fairway Dr.
                           Vernon Hills, IL 60061
                           Attention: Cashiering Dept.

41. Seller agrees to pay expenses of overnight delivery service on all items being forwarded to Purchaser for a period of sixty (60) days.

42.      Correspondence received after Transfer Date

         42A. All correspondence, insurance renewals, cancellation notices, customer inquiries, etc., received by Seller after Transfer Date should be identified with the Sellers' loan number and forwarded (via overnight delivery) on a daily basis to:

                           Washington Mutual Bank, FA
                           539 South Fourth Ave.
                           Louisville, KY 40202-2531
                           Attention: Correspondence Dept.




&&&

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                                    EXHIBIT F

             FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE

         I, [identify the certifying individual], on behalf of ABN AMRO Mortgage Group, Inc. ("AAMG") certify that:

         1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Pooling and Servicing Agreement dated May 1, 2003 (the "P&S Agreement") among ABN AMRO Mortgage Corporation (the "Depositor"), ABN AMRO Mortgage Group, Inc. (the "Servicer") and JPMorgan Chase Bank (the "Trustee"); and

         2. Based on my knowledge, the information in these reports and any other information provided by AAMG, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which the statements were made, not misleading as of the last day of the period covered by that annual report.



Date:____________

_________________________________
[Signature]
Name:
Title: